Exhibit 99.1

GTCR-ULTRA HOLDINGS II, LLC’S MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Throughout this section, unless otherwise noted “we”, “us”, “our”, “Paya” and “the Company” refer to GTCR-Ultra Holdings II, LLC.

The following discussion and analysis of financial condition and results of operations of GTCR-Ultra Holdings II, LLC should be read together with the financial statements and related notes included elsewhere in this Form 8-K/A. Such discussion and analysis reflect the historical results of operations and financial position of the Company. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this Form 8-K/A.

Certain monetary amounts, percentages and other figures included below have been subject to rounding adjustments as amounts are presented in millions. Percentage amounts included in this Form 8-K/A have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this Form 8-K/A may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements included elsewhere in this Form 8-K/A. Certain other amounts that appear in this Form 8-K/A may not sum due to rounding.

Overview

GTCR-Ultra Holdings II, LLC (“We” or the “Company”), a Delaware limited liability company, is a holding company that conducts operations through its wholly-owned subsidiaries. These operating subsidiaries are comprised of Paya, Inc. (“Paya”), Paya EFT, Inc. (“Paya EFT”), a wholly-owned subsidiary of Paya, Stewardship Technology, Inc. (“Stewardship”), and First Mobile Trust, LLC (“FBS” or “First Billing Services”). The Company is wholly owned by GTCR-Ultra Holdings, LLC (“GTCR Parent”).

The Company was formed on November 13, 2018, and serves as the successor entity to GTCR Ultra Intermediate Holdings, Inc. (“Intermediate”) During 2018, Intermediate consolidated the results of operations of Paya, Paya EFT, and Stewardship.

Prior to formation of the Company in November 2018, the Company operated as Intermediate, a Delaware corporation. Intermediate is a holding company that conducts operations through its wholly-owned and majority-owned subsidiaries after the acquisition of Sage Payment Solutions Inc.

The Company is a leading independent integrated payments platform providing card, automated clearing house (“ACH”), & check payment processing solutions via software to middle-market businesses in the United States. Paya’s solutions integrate with customers’ core business software to enable payments acceptance, reconcile invoice detail, and post payment information to their core accounting system. In this manner, Paya enables its customers to collect revenue from their consumer (“B2C”) and business (“B2B”) customers with a seamless experience and high-level of security across payment types.

The Company is headquartered in Atlanta, Georgia and also has operations in Reston, Virginia, Fort Walton Beach, Florida, Mount Vernon, Ohio and Miamisburg, Ohio.

Basis of Presentation

We have presented results of operations, including the related discussion and analysis, for the following periods:

●	the three months ended September 30, 2020 compared to the three months ended September 30, 2019;

●	the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019;

Recent Transactions

We seek to identify and acquire businesses that further enhance our value proposition to merchants and software providers or expand our distribution into new or adjacent verticals. We have acquired the following company in the periods presented:

First Billing Services transaction overview

Paya Vertical Software, LLC, a wholly owned subsidiary, purchased First Billing Services on January 1, 2019 for total consideration of $57.0 which consisted of cash of $51.8, $0.7 fair value of contingent consideration to be paid based upon the achievement of certain growth metrics related to the financial performance of First Billing Services in the 12 months from January 1, 2019 through December 31, 2019, and $4.5 of preferred and common stock of GTCR Parent. The transaction accelerated our expansion into the attractive government and utilities end market which is characterized by fragmented service providers and low penetration of electronic payments creating opportunity for continued accelerated growth from both new and existing customers.

Impact of the COVID-19 Pandemic

The COVID-19 pandemic and subsequent shelter-in-place and social distancing policies, as well as the broader economic decline, had a material impact on our business in the year-to-date period. Many of our merchants experienced a decline in transaction volumes from pre COVID-19 levels. However, given many of our customers leverage our payment technology to accept transactions in a card not present (“CNP”) environment, their business operations were not impacted dramatically. Further, most of our recurring or contractual transactions are often B2B and not tied to consumer discretionary spend and, as such, were not significantly impacted. This was evident by stable or growing volumes in our B2B goods & services, government and utilities, and non-profit verticals. Lastly, we were benefited from our lack of concentration in end markets which saw steep declines, such as restaurants, travel, hospitality, and brick-and-mortar retail.

In response to these developments, we took precautionary measures to ensure the safety of our employees, support our customers, and mitigate the impact on our financial position and operations. We seamlessly implemented remote working capabilities for our entire organization with minimal disruption to our operations or key operating performance indicators. We also identified opportunistic expenses reductions which increased operating efficiencies and provided additional profitability in the period.

For the nine-month period ended September 30, 2020, we experienced an increase of approximately 2.6% of total volume when compared to the same period of the prior year and an increase of approximately 7.6% for the three-month period ended September 30, 2020 compared to the same period of the prior year despite the impact of COVID-19.

While our business was impacted by the COVID-19 pandemic, we have demonstrated resilience due to our portfolio of attractive, less-cyclical end markets. The ultimate impact that COVID-19 will have on our consolidated results of operations throughout 2020 remains uncertain. We will continue to evaluate the nature and extent of these potential impacts to our business, consolidated results of operations, and liquidity. Despite recent events, there are no existing conditions or events which raise substantial doubt regarding the Company’s ability to continue as a going concern.

Factors impacting our business and results of operations

A number of factors impact our business, results of operations, financial condition, and forecasts, including, but not limited to, the following:

●	Increased adoption of integrated payments solutions. We generate revenue through volume-based rates and per item fees attributable to payment transactions between our customers and their customers. We expect to grow our customer base by bringing on new software partners, continuing to sell payment capabilities to customers of our existing software partners not yet leveraging our payment integrations, and by adding integrations within existing multi-platform software partners to access additional customer bases. Further, we expect to benefit from the natural growth of our partners who are typically growing franchises within their respective verticals.

●	Acquisition, retention, and growth of software partnerships. Paya leverages a partner-first distribution network to grow our client base and payment volume. Continuing to innovate and deliver new commerce products and wraparound services is critical to our ability to attract, retain, and grow relationships with software partners in our target verticals and adjacent markets.

●	Growth in customer life-time value. We benefit from, and aid-in, the growth of online electronic payment transactions to our customers. This is dependent on the sales growth of the customers’ businesses, the overall adoption of online payment methods by their customer bases, and the adoption of our additional integrated payment modules such as our proprietary ACH capabilities. Leveraging these solutions helps drive increased customer retention, as well as higher volume and revenue per customer.

●	Pursuit and integration of strategic acquisitions. We look to opportunistically make strategic acquisitions to enhance our scale, expand into new verticals, add product capabilities, and embed payments in vertical software. These acquisitions are intended to increase the long-term growth of the business, while helping us achieve greater scale, but may increase operating expenses in the short-term until full synergies are realized.

●	Economic conditions. Changes in macro-level consumer spending trends, including those related to COVID-19, could affect the amount of volumes processed on our platform, thus resulting in fluctuations to our revenue streams.

Key Components of Revenue and Expenses

The period to period comparisons of our results of operations have been prepared using the historical periods included in our consolidated financial statements. The following discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this document.

Revenue

The Company’s business model provides payment services, credit and debit card processing, and ACH processing to customers through enterprise or vertically focused software partners, direct sales, reseller partners, other referral partners, and a limited number of financial institutions. The Company recognizes processing revenues at the time customer transactions are processed and periodic fees over the period the service is performed. Transaction based revenue represents revenue generated from transaction fees based on volume and are recognized net of interchange fees and assessments. Service based fee revenue is generated from charging a service fee, a fee charged to the client for facilitating bankcard processing, which are recognized on a gross basis.

Cost of services exclusive of depreciation and amortization

Cost of services includes card processing costs, ACH costs, other fees paid to card networks, and equipment expenses directly attributable to payment processing and related services to merchants. These costs are recognized as incurred. Cost of services also includes revenue share amounts paid to reseller and referral partners and are calculated monthly based on monthly customer activity. These expenses are recognized as transactions are processed. Accrued revenue share represents amounts earned during the month but not yet paid at the end of the period.

Selling general & administrative

Selling, general and administrative expenses consist primarily of salaries, wages, commissions, marketing costs, professional services costs, technology costs, occupancy costs of leased space, and bad debt expense. Stock based compensation expense is also included in this category.

Depreciation & Amortization

Depreciation and amortization consist primarily of amortization of intangible assets, including customer relationships, internally developed software, revenue share buyouts, trade names, and to a lesser extent, depreciation on our investments in property, equipment, and software. We depreciate and amortize our assets on a straight-line basis in accordance with our accounting policies. These lives are 3 years for computers and equipment and acquired internal-use software, 5 years for furniture, fixtures, and office equipment, and the lesser of the asset useful life or remaining lease term for leasehold improvements. Repair and maintenance costs are expensed as incurred and included in selling, general and administrative expenses on the consolidated statements of operations. Customer relationships are amortized over a period of 5-15 years, developed technology 3-5 years, and tradenames over 25 years.

Results of Operations

The period to period comparisons of our results of operations have been prepared using the historical periods included in our consolidated financial statements. The following discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this document. We have derived this data from our interim and annual consolidated financial statements included elsewhere in this Form 8-K/A.

Three Months Ended September 30, 2020 Compared to Three Months Ended September 30, 2019

The following table presents our results of operations for the periods indicated:

	Three Months Ended September 30,		Change
	2020	2019	Amount	%
Revenue	$51.8	$50.6	$1.2	2.4%

Cost of services exclusive of depreciation and amortization	(25.9)	(24.8)	(1.1)	4.4%
Selling, general & administrative expenses	(14.0)	(16.3)	2.3	-14.1%
Depreciation and amortization	(6.0)	(5.8)	(0.2)	3.4%
Income from operations	5.9	3.7	2.2	59.5%
Other income (expense)
Interest expense	(4.1)	(5.1)	1.0	-19.6%
Other income (expense)	-	0.7	(0.7)	NM
Total other expense	(4.1)	(4.4)	0.3	-6.8%

Income (loss) before income taxes	1.8	(0.7)	2.5	NM
Income tax benefit (expense)	(0.2)	0.1	(0.3)	NM
Net income (loss)	$1.6	$(0.6)	$2.2	NM

Revenue

Total revenue was $51.8 for the three months ended September 30, 2020 as compared to total revenue of $50.6 for the three months ended September 30, 2019. The increase of $1.2, or 2.4%, was driven by a $0.8 or 2.7% increase in Integrated Solutions and $0.4 or 1.9% increase in Payment Services for the three months ended September 30, 2020.

Cost of services exclusive of depreciation and amortization

Cost of services increased by $1.1, or 4.4%, to $25.9 for the three months ended September 30, 2020 from $24.8 for the three months ended September 30, 2019. The increase was driven by higher processing costs in Integrated Solutions and higher revenue share in Payment Services.

Selling, general & administrative

Selling, general, & administrative expenses decreased by $2.3, or 14.1%, to $14.0 for the three months ended September 30, 2020 from $16.3 for the three months ended September 30, 2019. The decrease is primarily due to the decrease of $1.1 restructuring costs that occurred in the three months ended September 30, 2019. Additionally, employee compensation expense decreased by $0.9 as a result of lower headcount compared to the three months ended September 30, 2019.

Depreciation and amortization

Depreciation and amortization increased by $0.2, or 3.4%, to $6.0 for the three months ended September 30, 2020 as compared to $5.8 for the three months ended September 30, 2019, primarily due to higher amortization of capitalized software.

Interest Expense

Interest expense decreased by $1.0, or 19.6%, to $4.1 for the three months ended September 30, 2020 from $5.1 for the three months ended September 30, 2019, primarily due to a lower interest rate pursuant to LIBOR on the revolver and term loan credit.

Other Income (Expense)

Other income decreased by $0.7, or 100.0%, to $0 for the three months ended September 30, 2020 from $0.7 for the three months ended September 30, 2019. The change period over period is attributable to the write-off of liabilities related to contingent consideration related to the acquisition of First Billing Services in the third quarter of 2019.

Nine Months Ended September 30, 2020 Compared to Nine Months Ended September 30, 2019

The following table presents our results of operations for the periods indicated:

	Nine Months Ended September 30,		Change
	2020	2019	Amount	%
Revenue	$152.0	$152.2	$(0.2)	-0.1%

Cost of services exclusive of depreciation and amortization	(75.3)	(76.0)	0.7	-0.9%
Selling, general & administrative expenses	(43.5)	(50.4)	6.9	-13.7%
Depreciation and amortization	(18.0)	(16.6)	(1.4)	8.4%
Income from operations	15.2	9.2	6.0	65.2%
Other income (expense)
Interest expense	(13.5)	(15.3)	1.8	-11.8%
Other income (expense)	-	0.5	(0.5)	NM
Total other expense	(13.5)	(14.8)	1.3	-8.8%

Income (loss) before income taxes	1.7	(5.6)	7.3	NM
Income tax benefit (expense)	(0.1)	1.7	(1.8)	NM
Net income (loss)	$1.6	(3.9)	5.5	NM

Revenue

Total revenue was $152.0 for the nine months ended September 30, 2020 as compared to total revenue of $152.2 for the nine months ended September 30, 2019. The decrease of $0.2, or 0.1%, was driven by a $0.7 or 1.1% decrease in Payment Services revenue offset by a $0.5 or 0.6% increase in Integrated Solutions for the nine months ended September 30, 2020.

Cost of services exclusive of depreciation and amortization

Cost of services decreased by $0.7, or 0.9%, to $75.3 for the nine months ended September 30, 2020 from $76.0 for the nine months ended September 30, 2019. The decrease was driven by lower revenue share, partially offset by higher processing costs in Integrated Solutions.

Selling, general & administrative

Selling, general, & administrative expenses decreased by $6.9, or 13.7%, to $43.5 for the nine months ended September 30, 2020 from $50.4 for the nine months ended September 30, 2019. The decrease is primarily due to transaction related expenses of $3.7 relating to the First Billing Services acquisition in 2019, in addition to $1.7 lower restructuring costs and $1.2 lower employee compensation expense compared to the nine months ended September 30, 2019.

Depreciation and amortization

Depreciation and amortization increased by $1.4, or 8.4%, to $18.0 for the nine months ended September 30, 2020 as compared to $16.6 for the nine months ended September 30, 2019, primarily due to higher amortization of capitalized software.

Interest Expense

Interest expense decreased by $1.8, or 11.8%, to $13.5 for the nine months ended September 30, 2020 from $15.3 for the nine months ended September 30, 2019, primarily due to a lower interest rate pursuant to LIBOR on the revolver and term loan credit.

Other Income

Other income decreased by $0.5, or 100.0%, to $0 for the nine months ended September 30, 2020 from $0.5 for the nine months ended September 30, 2019. The change period over period is attributable to the write-off of liabilities related to contingent consideration related to the acquisition of First Billing Services in the third quarter of 2019.

Key performance indicators and non-GAAP Measures

Our management uses a variety of financial and operating metrics to evaluate our business, analyze our performance, and make strategic decisions. We believe these metrics and non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as management. However, these measures are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for financial measures that have been calculated in accordance with GAAP. We primarily review the following key performance indicators and non-GAAP measures when assessing our performance:

Revenue

We analyze our revenues by comparing actual revenues to our internal projections for a given period and to prior periods to assess our performance. We believe that revenues are a meaningful indicator of the demand and pricing for our services. Key drivers to change in revenues are primarily by the dollar volume, basis point spread earned, and number of transactions processed in a given period.

Payment Volume

Payment volume is defined as the total dollar amount of all payments processed by our customers through our services.

Volumes for the three months ended September 30 are shown in the table below:

	For the three months ended
	September 30,		Change
(in millions)	2020	2019	Amount	%
Payment volume	$8,657.8	$8,043.5	614.3	7.6%

Volumes for the nine months ended September 30 are shown in the table below:

	For the nine months ended
	September 30,		Change
(in millions)	2020	2019	Amount	%
Payment volume	$24,092.0	$23,473.8	618.2	2.6%

The increase in volume for the three and nine months ended September 30 was primarily driven by continued strong growth in government, non-profit and ACH.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents earnings before interest expense, income taxes, depreciations, and amortization, or EBITDA and further adjustments to EBITDA to exclude certain non-cash items and other non-recurring items that management believes are not indicative of ongoing operations to come to Adjusted EBITDA.

The Company discloses EBITDA, Adjusted EBITDA and Adjusted Net Income because these non-GAAP measures are key measures used by its management to evaluate our business, measure its operating performance and make strategic decisions. We believe EBITDA, Adjusted EBITDA and Adjusted Net Income are useful for investors and others in understanding and evaluating our operations results in the same manner as its management. However, EBITDA, Adjusted EBITDA and Adjustd Net Income are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, income before income taxes, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled EBITDA, Adjusted EBITDA and Adjusted Net Income or similar measures, such non-GAAP financial measures may be calculated differently from how we calculate non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider EBITDA, Adjusted EBITDA and Adjusted Net Income alongside other financial performance measures, including net income and our other financial results presented in accordance with GAAP. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated:

Three Months Ended September 30, 2020 Compared to Three Months Ended September 30, 2019

		For the three months ended September 30,
		2020	2019
		(in millions)

Net income (loss)		$1.6	$(0.6)
Depreciation & amortization		6.0	5.8
Tax expense (benefit)		0.2	(0.1)
Interest and other expense		4.1	4.4
EBITDA		11.9	9.5

Transaction-related expenses	(a)	0.5	-
Stock based compensation	(b)	0.4	0.5
Restructuring costs	(c)	0.1	1.2
Discontinued IT service costs	(d)	-	0.6
Management fees and expenses	(e)	0.3	0.3
Other costs	(f)	0.3	0.1
Total adjustments		1.6	2.7
Adjusted EBITDA		$13.5	$12.2

(a)	Represents professional service fees related to business combinations such as legal fees, consulting fees, accounting advisory fees, and other costs.
(b)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(c)	Represents costs associated with restructuring plans designed to streamline operations and reduce costs including costs associated with the relocation of headquarters from Reston, VA to Atlanta, GA and certain staff restructuring charges, including severance.
(d)	Represents costs incurred to retire certain tools, applications and services that are no longer in use.
(e)	Represents advisory fees associated with the former owner that we will not be required to pay post public transaction. See notes to our consolidated financial statements included elsewhere in this Form 8-K/A for more information about these related party transactions.
(f)	Represents non-operational gains or losses, non-standard project expense, non-operational legal expense and other.

Nine Months Ended September 30, 2020 Compared to Nine Months Ended September 30, 2019

		For the nine months ended September 30,
		2020	2019
		(in millions)

Net income (loss)		$1.6	$(3.9)
Depreciation & amortization		18.0	16.6
Tax benefit		0.1	(1.8)
Interest and other expense		13.4	14.8
EBITDA		33.1	25.7

Transaction-related expenses	(a)	0.9	4.1
Stock based compensation	(b)	1.1	1.1
Restructuring costs	(c)	1.3	3.0
Discontinued IT service costs	(d)	-	2.0
Management fees and expenses	(e)	0.9	0.8
Sage carve-out expenses	(f)	-	0.9
Other costs	(g)	1.0	0.2
Total adjustments		5.2	12.1
Adjusted EBITDA		$38.3	$37.8

(a)	Represents professional service fees related to business combinations such as legal fees, consulting fees, accounting advisory fees, and other costs.
(b)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(c)	Represents costs associated with restructuring plans designed to streamline operations and reduce costs including costs associated with the relocation of headquarters from Reston, VA to Atlanta, GA and certain staff restructuring charges, including severance.
(d)	Represents costs incurred to retire certain tools, applications and services that are no longer in use.
(e)	Represents advisory fees associated with the former owner that we will not be required to pay post public transaction. See notes to our consolidated financial statements included elsewhere in this Form 8-K/A for more information about these related party transactions.
(f)	Expenses related to carving out the entity from former Corporate owner Sage PLC including rebranding, technology implementation, consulting and transitional service agreement expenses.
(g)	Represents non-operational gains or losses, non-standard project expense, non-operational legal expense and other.

Adjusted Net Income

Adjusted Net Income is a non-GAAP financial measures that represents net income prior to amortization and further adjustments to exclude certain non-cash items and other non-recurring items that management believes are not indicative of ongoing operations to come to Adjusted Net Income.

Three Months Ended September 30, 2020 Compared to Three Months Ended September 30, 2019

		For the three months ended September 30,
		2020	2019
		(in millions)

Net income (loss)		$1.6	$(0.6)

Amortization add back	(a)	5.0	4.9

Transaction-related expenses	(b)	0.5	-
Stock based compensation	(c)	0.4	0.5
Restructuring costs	(d)	0.1	1.2
Discontinued IT service costs	(e)	-	0.6
Management fees and expenses	(f)	0.3	0.3
Other Costs	(g)	0.3	0.1
Total adjustments		6.6	7.6
Adjusted Net Income		$8.2	$7.0

(a)	Represents amortization of acquisition related intangibles.
(b)	Represents professional service fees related to business combinations such as legal fees, consulting fees, accounting advisory fees, and other costs.
(c)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(d)	Represents costs associated with restructuring plans designed to streamline operations and reduce costs including costs associated with the relocation of headquarters from Reston, VA to Atlanta, GA and certain staff restructuring charges, including severance.
(e)	Represents costs incurred to retire certain tools, applications and services that are no longer in use.
(f)	Represents advisory fees associated with the former owner that we will not be required to pay post public transaction. See notes to our consolidated financial statements included elsewhere in this Form 8-K/A for more information about these related party transactions.
(g)	Represents non-operational gains or losses, non-standard project expense, non-operational legal expense and other.

Nine Months Ended September 30, 2020 Compared to Nine Months Ended September 30, 2019

		For the nine months ended September 30,
		2020	2019
		(in millions)

Net income (loss)		$1.6	$(3.9)

Amortization add back	(a)	15.1	14.7

Transaction-related expenses	(b)	0.9	4.1
Stock based compensation	(c)	1.1	1.1
Restructuring costs	(d)	1.3	3.0
Discontinued IT service costs	(e)	-	2.0
Management fees and expenses	(f)	0.9	0.8
Sage carve-out expenses	(g)	-	0.9
Other Costs	(h)	1.0	0.2
Total adjustments		20.3	26.8
Adjusted Net Income		$21.9	$22.9

(a)	Represents amortization of acquisition related intangibles.
(b)	Represents professional service fees related to business combinations such as legal fees, consulting fees, accounting advisory fees, and other costs.
(c)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(d)	Represents costs associated with restructuring plans designed to streamline operations and reduce costs including costs associated with the relocation of headquarters from Reston, VA to Atlanta, GA and certain staff restructuring charges, including severance.
(e)	Represents costs incurred to retire certain tools, applications and services that are no longer in use.
(f)	Represents advisory fees associated with the former owner that we will not be required to pay post public transaction. See notes to our consolidated financial statements included elsewhere in this Form 8-K/A for more information about these related party transactions.
(g)	Expenses related to carving out the entity from former Corporate owner Sage PLC including rebranding, technology implementation, consulting and transitional service agreement expenses.
(h)	Represents non-operational gains or losses, non-standard project expense, non-operational legal expense and other.

Segments

We provide our services through two reportable segments 1) Integrated Solutions and 2) Payment Services. The Company’s reportable segments are the same as the operating segments.

More information about our two reportable segments:

●	Integrated Solutions — Our Integrated Solutions segment represents the delivery of our credit and debit card payment processing solutions to customers via integrations with software partners across our strategic vertical markets. Our Integrated Solutions partners include vertical focused front-end Customer Relationship Management software providers as well as back-end Enterprise Resource Planning and accounting solutions.

●	Payment Services — Our Payment Services segment represents the delivery of card payment processing solutions to our customers through resellers, as well as ACH, check, and gift card processing. Card payment processing solutions in this segment do not originate via a software integration but still utilize Paya’s core technology infrastructure. ACH, check, and gift card processing may or may not be integrated with third-party software.

The Company has not earned revenue from transactions with any other operating segments as all revenue is from external customers.

The following table shows our segment income statement data and selected performance measures for the periods indicated:

Three Months Ended September 30, 2020 Compared to Three Months Ended September 30, 2019

	Three months ended September 30,		Change
	2020	2019	Amount	%
	(in millions, except percentages)
Integrated Solutions
Segment revenue	$30.4	$29.6	$0.8	2.7%
Segment gross profit	$16.2	$16.0	$0.2	1.3%
Segment gross profit margin	53.3%	54.1%

Payment Services
Segment revenue	$21.4	$21.0	$0.4	1.9%
Segment gross profit	$9.7	$9.8	$(0.1)	-1.0%
Segment gross profit margin	45.3%	46.7%

(1) Segment gross profit is revenue less cost of services excluding depreciation and amortization

Integrated Solutions

Revenue for the Integrated Solutions segment was $30.4 for the three months ended September 30, 2020 as compared to $29.6 for the three months ended September 30, 2019. The increase of $0.8 was primarily driven by government and non-profit growth.

Gross profit for the Integrated Solutions segment was $16.2 resulting in a gross profit margin of 53.3% for the three months ended September 30, 2020 as compared to $16.0 with a gross profit margin of 54.1% for the three months ended September 30, 2019. The increase of $0.2 in segment gross profit, was primarily driven by revenue growth partially offset by higher processing cost.

Payment Services

Revenue for the Payment Services segment was $21.4 for the three months ended September 30, 2020 as compared to $21.0 for the three months ended September 30, 2019. The increase of $0.4 was primarily driven by ACH growth.

Gross profit for the Payment Services segment was $9.7 resulting in a gross profit margin of 45.3% for the three months ended September 30, 2020 as compared to $9.8 with a gross profit margin of 46.7% for the three months ended September 30, 2019. The decrease of $0.1 in segment gross profit, was primarily driven by a mix shift towards higher revenue share partners.

Nine Months Ended September 30, 2020 Compared to Nine Months Ended September 30, 2019

	Nine months ended September 30,		Change
	2020	2019	Amount	%
	(in millions, except percentages)
Integrated Solutions
Segment revenue	$89.9	$89.4	$0.5	0.6%
Segment gross profit	$48.0	$46.8	$1.2	2.6%
Segment gross profit margin	53.4%	52.3%

Payment Services
Segment revenue	$62.1	$62.8	$(0.7)	-1.1%
Segment gross profit	$28.7	$29.3	$(0.6)	-2.0%
Segment gross profit margin	46.2%	46.7%

(1)	Segment gross profit is revenue less cost of services excluding depreciation and amortization

Integrated Solutions

Revenue for the Integrated Solutions segment was $89.9 for the nine months ended September 30, 2020 as compared to $89.4 for the nine months ended September 30, 2019. The increase of $0.5 was primarily driven by government and non-profit growth.

Gross profit for the Integrated Solutions segment was $48.0 resulting in a gross profit margin of 53.4% for the nine months ended September 30, 2020 as compared to $46.8 with a gross profit margin of 52.3% for the nine months ended September 30, 2019. The increase of $1.2 in segment gross profit, was primarily driven by revenue growth and a mix shift towards lower revenue share partners, partially offset by higher processing costs.

Payment Services

Revenue for the Payment Services segment was $62.1 for the nine months ended September 30, 2020 as compared to $62.8 for the nine months ended September 30, 2019. The decrease of $0.7 was primarily driven by the economic impact from COVID-19 and a mix shift towards lower rate ACH customers.

Gross profit for the Payment Services segment was $28.7 resulting in a gross profit margin of 46.2% for the nine months ended September 30, 2020 as compared to $29.3 with a gross profit margin of 46.7% for the nine months ended September 30, 2019. The decrease of $0.6 in segment gross profit, was primarily driven by the decline in revenue.

Liquidity and Capital Resources

Overview

We have historically sourced our liquidity requirements primarily with cash flow from operations and, when needed, with borrowings under our Credit Facilities. As of September 30, 2020, we had $32.3 of cash and cash equivalents on hand and borrowing capacity of $25.0 from our revolving Credit Facility.

The following tables present a summary of cash flows from operating, investing and financing activities for the following comparative periods.

Nine Months Ended September 30, 2020 Compared to Nine Months Ended September 30, 2019

	Nine Months Ended September 30,
	2020	2019
	(in millions)
Net cash provided (used) by operating activities	$16.3	$16.8
Net cash provided (used) by investing activities	(5.0)	(4.4)
Net cash provided (used) by financing activities	(5.0)	(2.3)
Change in cash	$6.3	$10.1

Operating Activities

Net cash provided by operating activities decreased $0.5 to $16.3 for the nine months ended September 30, 2020 compared to $16.8 for the nine months ended September 30, 2019. The decrease in operating cash compared to 2019 was partially driven by the payments for professional services in preparation for the proposed transaction and the impact of COVID-19 on the operations and revenue of the company.

Investing Activities

Net cash used in investing activities increased $0.6 to $5.0 in the nine months ended September 30, 2020 from $4.4 in the nine months ended September 30, 2019. We used $4.4 for capital expenditures and capitalization of internal use software along with $0.6 for purchase of customer lists in the nine months ended September 30, 2020. In the nine months ended September 30, 2019 we used $4.4 for capital expenditures and capitalization of internal use software.

Financing Activities

Net cash used in financing activities increased $2.7 to $5.0 for the nine months ended September 30, 2020 from $2.3 for the nine months ended September 30, 2019. Net cash used in financing activities for the nine months ended September 30, 2020 was primarily as a result of payments on long-term debt of $1.8, payments of debt issuance costs of $2.6 and payments to GTCR parent of $0.7. For the nine months ended September 30, 2019, net cash used by financing activities was primarily a result of payments on long-term debt of $1.8, payments to GTCR parent of $1.0, and capital contributions from GTCR parent of $0.5.

Contractual Obligations

The following table summarizes our contractual obligations from the balance sheet date of December 31, 2019 without giving effect to the Transactions, including this offering and concurrent private placement and the use of proceeds therefrom.

	Payments due by period
(in millions)	Total	1 year	2 – 3 years	4 – 5 years	More than 5 years
Long-term debt(a)	$231.0	$2.4	$4.7	$223.9	$—
Interest on long-term debt(b)	$63.6	$14.4	$28.3	$20.9	$—
Operating leases(c)	$4.4	$1.3	$1.1	$1.0	$1.0

(a)	Reflects contractual principal payments. The Term Loan was amended on 7/24/2020 which extended the maturity from August 1, 2024 to August 1, 2027.
(b)	Reflects minimum interest payable under the Term Loan. In July 2018, the interest rate was reduced to LIBOR plus a margin of 5.25% and remained unchanged at December 31, 2019. Due to historical fluctuations in the LIBOR rate, we have assumed a LIBOR rate of 1.0% for purposes of calculating interest payable on the Term loan. Payments herein are subject to change, as payments for variable rate debt have been estimated.
(c)	We lease certain property and equipment for various periods under noncancelable operating leases.

Off-balance sheet arrangements

During the periods presented, we did not engage in any off-balance sheet financing activities other than those reflected in the notes to our consolidated financial statements included elsewhere in this Form 8-K/A.

Critical accounting policies

Our discussion and analysis of our historical financial condition and results of operations for the periods described is based on our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these historical financial statements in conformity with U.S. GAAP requires management to make estimates, assumptions and judgments in certain circumstances that affect the reported amounts of assets, liabilities and contingencies as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. We evaluate our assumptions and estimates on an ongoing basis. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. These estimates may change as new events occur or additional information is obtained, and we may periodically be faced with uncertainties, the outcomes of which are not within its control and may not be known for a prolonged period of time. Because the use of estimates is inherent in the financial reporting process, actual results may differ from these estimates under different assumptions or conditions. Additionally, the full impact of COVID-19 is unknown and cannot be reasonably estimated.

The following critical accounting discussion pertains to accounting policies management believes are most critical to the portrayal of our historical financial condition and results of operations and that require significant, difficult, subjective or complex judgments.

Revenue Recognition

Application of the accounting principles in U.S. GAAP related to the measurement and recognition of revenue requires us to make judgments and estimates. Complex arrangements with nonstandard terms and conditions may require significant contract interpretation to determine the appropriate accounting. Specifically, the determination of whether we are a principal to a transaction, or an agent can require considerable judgment. We have concluded that we are the agent in providing merchants access to credit card networks as we are performing this service on behalf of the principal, the card companies. In addition, we are not primarily responsible for fulfilling this promise to the customer, do not bear risk or take possession of funds to be paid to issuing banks for interchange fees, and do not have discretion in setting the price for interchange fees charged by the card companies. For all other aspects of our services provided to merchants, we determined we are the principal as we control the service being provided before transfer to the customer. Additionally, our payment processing services consist of variable consideration under a stand-ready service of distinct days of service that are substantially the same with the same pattern of transfer to the customer. The variable consideration is as a result of the number or volume of transactions to be processed. We determined to use each day as a time-based measure of progress toward satisfaction of the single performance obligation of each contract. We determined this method most accurately depicts the pattern by which services are transferred to the merchant, as performance depends on the extent of transactions processed for that merchant on a given day. Likewise, consideration to which we expect to be entitled is determined according to our efforts to provide service each day. Changes in judgments with respect to these assumptions and estimates could impact the amount of revenue recognized.

Business Combinations

Upon acquisition of a company, we determine if the transaction is a business combination, which is accounted for using the acquisition method of accounting. Under the acquisition method, once control is obtained of a business, the assets acquired, and liabilities assumed, including amounts attributed to noncontrolling interests, are recorded at fair value. We use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. The determination of the fair values is based on estimates and judgments made by management. Our estimates of fair value are based upon assumptions we believe to be reasonable, but which are inherently uncertain and unpredictable. Measurement period adjustments are reflected at the time identified, up through the conclusion of the measurement period, which is the time at which all information for determination of the values of assets acquired and liabilities assumed is received and is not to exceed one year from the acquisition date. We may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill.

Additionally, uncertain tax positions and tax-related valuation allowances are initially recorded in connection with a business combination as of the acquisition date. We continue to collect information and reevaluate these estimates and assumptions periodically and record any adjustments to preliminary estimates to goodwill, provided we are within the measurement period. If outside of the measurement period, any subsequent adjustments are recorded to the consolidated statement of operations.

Goodwill and other intangible assets, net

Goodwill represents the premium paid over the fair value of the net tangible and identifiable intangible assets acquired in the Company’s business combinations. The Company evaluates goodwill and intangible assets in accordance with ASC 350, Goodwill and Other Intangible Assets (“ASC 350”). ASC 350 requires goodwill to be either qualitatively or quantitatively assessed for impairment annually (or more frequently if impairment indicators arise) for each reporting unit. The Company tests goodwill annually for impairment as of September 30 of each year, and at interim periods upon a potential indication of impairment, using a qualitative approach. There was no goodwill impairment recognized in any period presented in the consolidated financial statements.

Intangible assets with finite lives consist of developed technology and customer relationships and are amortized on a straight-line basis over their estimated useful lives. The Company capitalizes software development costs and website development costs incurred in accordance with ASC 350-40, Internal Use Software. Factors that could trigger an impairment review include significant under-performance relative to expected historical or projected future operating results, significant changes in the manner of our use of the acquired assets or the strategy for our overall business or significant negative industry or economic trends. If this evaluation indicates that the value of the intangible asset may be impaired, the Company assesses the recoverability of the net book value of the asset over its remaining useful life. If this assessment indicates that the intangible asset is not recoverable, based on the estimated undiscounted future cash flows of the asset over the remaining amortization period, the Company reduces the net book value of the related intangible asset to fair value and may adjust the remaining amortization period.

The Company evaluates its intangible assets with finite lives for indications of impairment whenever events or changes in circumstances indicate that the net book value may not be recoverable. There were no indicators of impairment identified nor was impairment recognized in intangible assets in any period presented in the consolidated financial statement.

Income taxes

As an LLC, classified as a disregarded entity for federal and most state tax purposes, GTCR Parent and its wholly owned subsidiaries the Company and First Billing Services do not pay tax. Intermediate, Paya, Paya EFT, and Stewardship, all classified as C-corporations, pay taxes.

Deferred tax assets and liabilities are recognized principally for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts, using currently enacted tax rates. The measurement of a deferred tax asset is reduced, if necessary, by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company recognizes a tax benefit for uncertain tax positions if the Company believes it is more likely than not that the position will be upheld on audit based solely on the technical merits of the tax position. The Company evaluates uncertain tax positions after the consideration of all available information.

On December 22, 2017, the Tax Cuts and Jobs Act (the “TCJA”) was signed into law. The TCJA includes a number of provisions impacting the Company, including the lowering of the U.S. corporate tax rate from 35% to 21%, effective January 1, 2018 and 100% immediate expensing for qualifying capital asset expenditures acquired and placed into service after September 27, 2017, among others.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law. The CARES Act featured significant tax provisions and other measures to assist businesses impacted by the economic effects of the COVID-19 pandemic, a number of which impacted the Company. In particular, the CARES Act increased the 30% adjusted taxable income limitation to 50% for tax years beginning in 2019 and 2020 related to the Section 163(j) interest expense limitation provisions. Additionally, the CARES Act permitted for a delay of payment of applicable 2020 employer payroll taxes from the date of enactment through December 31, 2020 and also made a technical correction to the 2017 TCJA to provide a 15-year recovery period for qualified improvement property, thus making qualified improvement property eligible for bonus depreciation. As of December 31, 2019, the Company had an interest expense limitation tax asset of $3.2. Through the CARES Act, the Company has recognized a portion of the benefit of the interest expense limitation tax asset in its 2019 tax return as well as in 2020 with an estimated $1.0 remaining as of December 31, 2020.

See Note 9, Income taxes, for the impact on the consolidated financial statements as a result of the TCJA and CARES Act. As of December 31, 2018, and September 30, 2020 we completed our assessment of the tax impact of the TCJA and CARES Act, respectively.

Recently Issued Accounting Pronouncements

For information regarding new accounting pronouncements, and the impact of these pronouncements on our consolidated financial statements, if any, refer to Note 1 to our consolidated financial statements for the year ended December 31, 2019 included elsewhere in this Form 8-K/A.

Quantitative and Qualitative Disclosure About Market Risk

Effects of Inflation

While inflation may impact our revenues and cost of services, we believe the effects of inflation, if any, on our results of operations and financial condition have not been significant. However, there can be no assurance that our results of operations and financial condition will not be materially impacted by inflation in the future.

Interest Rate Risk

Our future income, cash flows and fair values relevant to financial instruments are subject to risks relating to interest rates. We are subject to interest rate risk in connection with our Credit Facilities, which have variable interest rates. The interest rates on these facilities are based on a fixed margin plus a market interest rate, which can fluctuate accordingly but is subject to a minimum rate. Interest rate changes do not affect the market value of such debt, but could impact the amount of our interest payments, and accordingly, our future earnings and cash flows, assuming other factors are held constant.

The Company utilizes derivative instruments to manage risk from fluctuations in interest rates on its term loan credit agreement. On November 16, 2017 the Company entered into an interest rate cap agreement with a notional amount of $125.0 for the initial period, reducing consistent with the required quarterly debt payments, and an effective date of December 29, 2017. The agreement terminates on December 31, 2020. The Company paid a premium of $0.2 for the right to receive payments if the LIBOR rises above the cap percentage, thus effectively ensuring interest expense is capped at a maximum rate of the cap plus 6% for the duration of the agreement. The premium is recorded in other long-term assets on the consolidated balance sheet. The interest rate cap agreement is a derivative not designated as a hedging instrument for accounting purposes.

We may incur additional borrowings from time to time for general corporate purposes, including working capital and capital expenditures.

Related Party Transactions

Contributions from GTCR Parent

In connection with the acquisition of FBS, GTCR Parent contributed all of its shares in Stewardship valued at $4.0 as of the acquisition date of Stewardship to the Company as a capital contribution. Subsequent to the acquisition of FBS, GTCR Parent also contributed all of its acquired membership interest in FBS valued at $4.5 as of the acquisition date of FBS to the Company as a capital contribution. The Company received cash contributions from GTCR Parent in the amounts of $0 and $0 for the three months ended September 30, 2020 and 2019, respectively. The Company received cash contributions from GTCR Parent in the amounts of $0 and $0.5 for the nine months ended September 30, 2020 and 2019, respectively.

Distribution to GTCR Parent

In the quarter ended September 30, 2020, GTCR-Ultra III forgave an intercompany balance as part of a settlement, which resulted in a distribution to GTCR-Parent in the amount of $22.1.

Receivable from affiliate

The Company, as a wholly-owned subsidiary of GTCR Parent, funds certain transactions on behalf of its parent company that result in a receivable between the two entities. These transactions include but are not limited to, audit and tax fees and share repurchases. The Company had a related party intercompany receivable of $2.9 and $24.3 as of September 30, 2020 and December 31, 2019, respectively.

Advisory Agreement

The Company entered into an Advisory Agreement with GTCR Management XI LP, an affiliate of GTCR Parent, on August 1, 2017 for business consulting services. In exchange for those services the Company will pay GTCR management XI LP an annual advisory fee of $1.0 payable in advance in quarterly installments. The Company recorded total charges of $0.3 and $0.8 related to the Advisory Agreement in selling, general & administrative expenses on the consolidated statement of operations for the three and nine months ended September 30, 2020 and September 30, 2019, respectively. The Company recorded no related party payable – GTCR as of September 30, 2020 and December 31, 2019 on the consolidated balance sheet.

Related party transactions – Antares

Antares is an investor in the Company and lender of the debt incurred to fund the Acquisition. As such, Antares is considered a related party. The Company recorded interest expense of $3.7 and $4.5 in expense on the consolidated statement of operations for the three months ended September 30, 2020 and September 30, 2019, respectively. The Company recorded interest expense of $12.0 and $13.5 in expense on the consolidated statement of operations for the nine months ended September 30, 2020 and September 30, 2019, respectively. The outstanding balance of debt at September 30, 2020 recorded on the consolidated balance sheet was $220.5, net of debt issuance costs of $6.4. As disclosed in Note 6, the Company amended the credit agreement and GTCR-Ultra III assumed all loans and commitments on December 31, 2018.